Exhibit 10.1

CONSENT AND WAIVER

This Consent and Waiver (this “Waiver”) is granted as of January 16, 2026, by and between New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), and the investor signatory hereto (the “Investor”), in accordance with that certain Securities Purchase Agreement, by and between the Company and the Investor, dated December 6, 2024 (the “Securities Purchase Agreement”) with reference to the following facts:

A. On December 6, 2025, the Company and the Investor entered into the Securities Purchase Agreement, pursuant to which, among other things the Company issued to the Investor certain warrants to purchase Common Stock (as defined in the Securities Purchase Agreement) (collectively, the “Existing Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B. The Company proposes to enter into that certain Membership Interest Purchase Agreement, dated as of the date hereof (the “MIPA”, and together with related transaction agreements as contemplated by the MIPA, the “AI Transaction Documents”), by and among the Company and SharonAI, Inc., a Delaware corporation (the “Seller”), pursuant to which the Company will acquire Seller’s 50% interest in Texas Critical Data Centers, LLC (“TCDC,” and such transaction, the “AI Transaction”).

C. As consideration for the interests in TCDC, the Company intends to (1) make certain cash payments to Seller, (2) issue $10,000,000 in common stock or other units of the Company (the “Private Placement Securities”) to Seller in a private placement concurrent with and on the same terms as the Company’s next equity financing round (“Next Equity Financing”), and (3) in a private placement, issue a $50,000,000 senior secured convertible promissory note maturing June 30, 2026 (the “Convertible Note”), which will grant Seller the right to convert 20% of the amount owed into Common Stock of the Company. The Company intends to grant Seller the right to have the resale of shares of Common Stock issuable upon issuance, exercise or conversion of the Private Placement Securities and the Convertible Note registered on a registration statement.

C. Prior to the date hereof, the Investor delivered a term sheet to the Company with respect to a proposed offering of preferred stock of the Company (the “New Preferred Stock”) in the form attached hereto as Exhibit A-1 and certain waivers with respect to the Existing Warrants in the form attached hereto as Exhibit A-2 (collectively, the “Proposed Preferred Stock Transaction”)

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Waiver will become effective upon execution and delivery of this Waiver by the parties hereto (the “Effective Time”), and the Investor hereby agrees as follows:

1.	Consent and Waiver. . Effective as of the Effective Time, the Investor hereby consents to the AI Transaction and, solely to the extent reasonably necessary to permit, without restriction or limitation, the transactions contemplated by the AI Transaction and related AI Transaction Documents, the Investor hereby waives (a) any term or condition of the Securities Purchase Agreement, the Transaction Documents and the Existing Warrants, solely with respect to the AI Transaction and not with respect to any other transaction or offering, that would otherwise, restrict, prohibit or limit any term or condition of the AI Transaction, (b) any participation rights with respect to the securities issued to Seller in the AI Transaction and pursuant to the AI Transaction Documents and (c) in part, Section 1(c)(2) of the Existing Warrants such that no adjustment with respect to the Exercise Price (as defined in the Existing Warrants) shall occur as a result of any Dilutive Issuance of the Private Placement Securities and/or the Convertible Note, as applicable, prior to the occurrence of a Proposed Preferred Offering Failure (as defined below). For the avoidance of doubt, (i) the limited waiver in clause (c) above shall not waive any other adjustment to the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth in the Existing Warrants) as a result of any reduction of the Exercise Price in accordance herewith or any other Dilutive Issuance and (ii) upon the occurrence of a Proposed Preferred Offering Failure, if any, the limited waiver in clause (c) above shall have no further force and effect (and any such adjustments in the Existing Warrants that would have occurred but for the limited waiver in such clause (c) above shall be made as of the date of such Proposed Preferred Offering Failure as if each such Dilutive Issuance occurred as of the date of such Proposed Preferred Offering Failure).

2.	Voluntary Reduction of Exercise Price. In accordance with Section 18 of Existing Warrant Number 1, originally issued on December 6, 2024 (the “First Existing Warrant”), at the Effective Time, the Company shall automatically be deemed to have voluntarily and permanently reduced the Exercise Price (as defined in the First Existing Warrant) of the First Existing Warrant to $2.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and the Investor herby consents to such reduction of the Exercise Price of the First Existing Warrant in accordance herewith.

3.	Cashless Waivers. After the Effective Time, if any, upon any exercise of an Existing Warrant by the holder of such Existing Warrant as of such time of determination (the “Holder”) pursuant to any given Exercise Notice (as defined in the Existing Warrants), subject to Section 1(g) of the Existing Warrants and solely to the extent at such time of exercise of such Existing Warrant a registration statement of the Company is not effective (or the prospectus contained therein is not available for use by the Investor) for the resale or issuance of all of the shares of Common Stock to be issued to such Holder pursuant to such Exercise Notice, such Holder may deliver to the Company a notice in the form attached hereto as Exhibit B (each, a “Cashless Waiver Notice”), pursuant to which (x) the Company shall, upon receipt of such Cashless Waiver Notice, be deemed to have waived, in full, the cash payment of the Aggregate Exercise Price with respect to such Exercise Notice and (y) the Holder shall be deemed to have waived the Holder’s right to exercise such aggregate portion of such Existing Warrant equal to the “Net Number” of shares of Common Stock (without regard to any limitations on exercise set forth therein) determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which such Existing Warrant is then being exercised.

B = as elected by such Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of such Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of such Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) of such Existing Warrant after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect at the time of such exercise.

Notwithstanding the foregoing, such Holder may not be permitted to submit a Cashless Waiver Notice, and such Cashless Waiver Notice shall not be valid, if the sum of (x) the Net Number of an exercise and (y) the aggregate number of shares of Common Stock in such exercise, collectively, exceeds the aggregate shares of Common Stock then issuable upon exercise of such applicable Existing Warrant (without regard to any limitations on exercise set forth therein).

4.	For the purpose of this Waiver the following definitions shall apply:

a.	“Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and such Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14 of the Existing Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

b.	“Bloomberg” means Bloomberg, L.P.

c.	“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14 of the Existing Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

5.	Irrevocable Transfer Agent Instructions. Within five (5) Trading Days of the Effective Time, the Company shall issue irrevocable instructions to its transfer agent in a form acceptable to the Investor (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon the exercise of the Warrants (as the case may be) and/or in connection with any Cashless Exercise Notice, as applicable.

6.	Proposed Preferred Stock Transaction. If the Company fails to (x) execute and deliver definitive documentation with respect to the Proposed Preferred Stock Transaction, in form and substance reasonably satisfactory to the Investor (with the Investor negotiating such definitive documentation in good faith)(it being understood that such standard of reasonableness and good faith shall be consistent with the terms of the term sheets attached hereto as Exhibits A-1 and A-2 and as discussed on the parties’ telephone conference on January 16, 2026 and based upon past consummated transactions in which the Investor was a participant with Kelley Drye & Warren LLP as legal counsel), and (y) close the initial tranche of New Preferred Stock of the Company with the Investor as contemplated by the term sheet attached hereto as Exhibit A-1, in each case, on or prior to January 31, 2026 (with good faith progress negotiating such documentation with respect thereto during such interim period after the Effective Time through January 31, 2026) (a “Proposed Preferred Offering Failure”), in accordance with Section 18 of the Existing Warrants, upon the occurrence of a Proposed Preferred Offering Failure, the Company shall automatically be deemed to have voluntarily and permanently reduced the Exercise Price (as defined in the Existing Warrants) of the Existing Warrants to $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and the Investor herby consents to such reduction of the Exercise Price in accordance herewith.

7.	Miscellaneous.

a)	Acknowledgments. The Company hereby confirms and agrees that (i) the Securities Purchase Agreement shall continue to be in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment, modification or waiver of any right, power or remedy of the Investor except to the extent expressly set forth herein.

b)	Disclosure. On or before 9:30 a.m., New York City time, on the earlier of (x) the first (1st) Trading Day after the time of execution of a securities purchase agreement with respect to the Proposed Preferred Stock Transaction and (y) the date of any Proposed Preferred Offering Failure, the Company shall file a Current Report on Form 8-K describing any material non-public information the Company may have provided to the Investor in relation to this Waiver or otherwise in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

c)	No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

d)	Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

e)	No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

f)	Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

g)	Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

h)	Fees and Expenses. Except for a non-accountable amount of $[ ], which shall be paid by the Company to Kelley Drye & Warren LLP on behalf of the lead investor, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Waiver.

i)	Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Investor.

j)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

k)	Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

l)	Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Carson City, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray
	Name:	E. Will Gray II
	Title:	Chief Executive Officer

[Signature Page to Consent and Waiver]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

INVESTOR:

ATW AI INFRASTRUCTURE II LLC

By:	ATW Partners Opportunities Management, LLC, its manager

By:	/s/ Kerry Propper
	Name:	Kerry Propper
	Title:	Managing Partner

[Signature Page to Consent and Waiver]

Exhibit A-1

CONFIDENTIAL

Preliminary Summary of Terms and Conditions

January 12, 2026

ATW Partners Opportunities Management, LLC, on behalf of its affiliates or assigns (the, “Investor”) are pleased to present the following summary of the preliminary terms and conditions (the “Term Sheet”) for a proposed purchase of securities issued by the Company (the “Financing”). This Term Sheet is for discussion purposes only and does not represent or constitute any commitment or agreement by Investor to arrange or provide any form of investment or financing to, or on behalf of, the Company or any affiliates thereof. Any offer, commitment, obligation of or agreement by Investor will only arise after completion of business, financial and legal due diligence by Investor, the negotiation and execution of the definitive documents for the Financing satisfactory to Investor, and the receipt by Investor of internal committee approvals. This Term Sheet does not include all the terms, conditions, covenants, representations, warranties, default clauses, and other provisions that Investor requires in the definitive documents for a Financing. Investor reserves the right to terminate discussions or negotiations at any time without cause. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that their respective agreements set forth in the sections titled “Indemnity”, “Legal Fees”, “Confidentiality” and “Governing Law” are intended to be, and are, binding and enforceable agreements of the parties with respect to the matters set forth therein and shall survive the termination or expiration of this Term Sheet.

Issuer:	New Era Energy & Digital, Inc. (NASDAQ: NUAI) (the “Company”).

Investor:	Certain funds managed by ATW Partners Opportunities Management, LLC, its affiliates or assigns (the “Investor”).

Convertible Preferred:	The purchase of up to $60,000,000 of stated value, in the form of convertible preferred (the “Preferred”), subject to applicable Funding Conditions, funded in multiple tranches (each funding and issuance of the Preferred, a “Tranche”) as follows:

Initial Tranche: $7,500,000 of stated value, funded at Closing.

Second Tranche: $7,500,000 of stated value, funded upon registration.

Subsequent Tranche(s): Up to $45,000,000 of stated value, funded in increments of $5 million per Tranche.

Subsequent Tranche Funding Conditions:	The Company may request a Subsequent Tranche after 30 trading days following the funding or effective registration of the prior Subsequent Tranche funded and upon meeting the following: (A) the General Funding Conditions (defined below), (B) for each day of the Measurement Period, a minimum daily turnover no less than $5 million and the daily VWAP of the Common Shares is greater than the Fixed Price, and (ii) minimum market capitalization of $45 million, and (C) the aggregate principal balance outstanding from prior Tranches is no greater than $2.5 million.

Investor may waive any condition to funding and may, at its discretion, consummate the funding of Tranche, in whole and in part, at any time. “Measurement Period” means the 30 trading days immediately preceding the measurement date.

Closing:	The execution and delivery of the definitive documents for the Facility (the “Closing”) targeted to occur 30 days after the execution of this Term Sheet.

Purchase Price:	93% of the stated value.

Preliminary Summary of Terms and Conditions	1

CONFIDENTIAL

Mandatory Redemption:	The Company shall redeem the Preferred on the 3-year anniversary from issuance at the Redemption Amount. “Redemption Amount” means, in connection to the Preferred redeemed, the sum of (i) the stated value of the Preferred redeemed, and (ii) accrued and unpaid dividends of such Preferred.

Amortization:	In regard to each Tranche of Preferred, commencing on the 9-month anniversary of the issuance of such Tranche, and continuing each calendar month through the Mandatory Redemption date (or until such Tranche is fully redeemed) (each, an “Amortization Redemption Date”), the Company shall make monthly payments equal to the sum of (i) 1/27th of the initial stated value of such Tranche, plus (ii) accrued and unpaid dividends applicable to redeemed Preferred (each instance, and “Amortization Redemption Amount”).

Optional Redemption:	At any time and from time to time, the Company may redeem, in its sole discretion, all or a portion of the outstanding Preferred at a redemption price that is equal to 130% of the stated value plus any accrued and unpaid dividends thereon.

Dividends:	Dividends accrue at a rate of 10% per annum, payable the earlier of (i) the redemption date and (ii) each quarter, in cash or, at the Company’s option, in-kind (subject to equity conditions).

Liquidation Preference:	The Preferred shall rank senior to other classes of equity.

Conversion:	The Preferred is convertible, in whole or in part, at any time after issuance, into common shares of the Company (the “Common Shares”) at a rate of 107% of the stated value (and accrued dividends) converted at the applicable Conversion Price.

Conversion Price:	The conversion price shall be the Fixed Price for six months following each issuance of the Preferred; provided that, for each issuance of Preferred starting on the 6-month anniversary of such issuance and through the Amortization Redemption Date (or until the applicable Amortization Redemption Amount is fully redeemed) (each, an “Amortization Redemption Period”), the Conversion Price of the Amortization Redemption Amount applicable to such Amortization Redemption Period shall be the lower of the Fixed Price and Market Price. “Fixed Price” means 120% of the closing price immediately prior to Closing (or the lowest Fixed Price then in effect). “Market Price” means the greater of (x) the Floor Price (as defined below), subject to cash true-up, and (y) the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the conversion date (the “Market Price”). For avoidance of doubt, until the Company shall have obtained the stockholder approval for the transaction, the aggregate number of shares of Common Stock issuable under the preferred shall be limited to 19.9% “Floor Price” means 20% of the Nasdaq Minimum Price as of the trading day ended immediately prior to, as applicable, either (x) the time of execution of the securities purchase agreement or (y) the closing of the applicable additional tranche. Definitive documentation shall include a stockholder meeting/approval requirement of 90 days of the initial closing date (120 if subject to a full review of the SEC).

Ownership Cap:	4.99% of the outstanding Common Shares of the Company.

Registration Rights:	The shares underlying the Facility (the “Registrable Shares”) shall be subject to customary registration rights, pursuant to which the Company shall file a resale registration statement to register the Registrable Shares (not otherwise registered under the Shelf Registration), assuming the lowest floor price allowable by the primary exchange, not later than 30 days following the Closing and have the registration statement declared effective as promptly as practicable thereafter. The Company shall use commercially reasonable efforts to continuously maintain the effectiveness of the registration statement until all the Registrable Shares have been sold or may be sold without restriction pursuant to Rule 144.

The Company shall pay all expenses of the Company related to the registration and listing of the Registrable Shares. In the event an additional registration statement is required, the Company shall file additional registration statements as soon as allowable under applicable SEC rules and regulations.

Preliminary Summary of Terms and Conditions	2

CONFIDENTIAL

General Funding Conditions:	Funding conditions customary for transactions of this nature, including, without limitation, due diligence, execution of definitive documents, MNPI cleansing, opinion of counsel, equity conditions, no material adverse change has occurred, shareholder approval in connection with Subsequent Tranches, the conditions provided herein, and other conditions as will be provided in the definitive documents.

Certain Documentation Matters:	The definitive documents, will include customary provisions for a transaction of this nature, including, but without limitation, representations and warranties, affirmative covenants, negative covenants, financial covenants, closing conditions, equity conditions, events of default and default terms.

Participation Rights:	For a period ending 2 years from Closing, Investor has the right to participate, subject to customary exceptions, up to 10% of in any privately placed equity or equity linked financing of the Company on the same terms as such other investor(s).

Due Diligence:	The Company shall provide all due diligence items reasonably required by the Investor in connection with the entry by the parties into the Preferred facility (the “Facility”). The Company shall furnish any supplemental information or documentation which Investor or its counsel reasonably deems necessary in connection with the Facility and the Fundamental Transaction.

Indemnity:	The Company hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Transaction (collectively, the “Advisors”). The Company shall indemnify and hold Investor harmless from and against any and all third-party claims, liabilities, costs and expenses (including reasonable and documented attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) resulting from a claim for any brokerage, placement agent, finder’s or similar fee by any third-party in connection with the transactions contemplated herein, provided that the Company shall have no obligation to indemnify the Investor to the extent such claim arises out of arrangements made by or on behalf of Investor or its affiliates or that results from bad faith, gross negligence or willful misconduct. The provisions of this Section “Indemnity” shall survive the expiration and termination of this term sheet and the repayment, expiration or termination of the Facility.

Legal Fees:	The Company shall reimburse the Investor for all of Investor’s documented legal and diligence fees and expenses incurred in connection with the Facility and the review of the Fundamental Transaction (the “Transaction Fees”), irrespective of whether or not the Closing occurs. At the time this Term Sheet is executed and delivered, the Company shall send a deposit with Investor in the amount of $50,000 in defrayal of the Transaction Fees (the “Initial Deposit”), with additional deposit(s) from time to time at the request of Investor or Investor’s counsel. Transaction Fees not otherwise reimbursed to Investor by the Company shall be paid in full by the Company at the time of Closing or the abandonment of the Transaction. At the Closing or abandonment of the Transaction, Investor shall refund any unused portion of the Initial Deposit.

Preliminary Summary of Terms and Conditions	3

CONFIDENTIAL

Governing Law:

This Term Sheet shall be governed by, and construed in accordance with, the internal laws of the State of Nevada (without regard to conflicts of law principles). The parties hereby irrevocably consent to the exclusive jurisdiction of any Nevada state or United States federal court sitting in Carson County, Nevada over any action or proceeding arising out of or relating to this Term Sheet. Investor and Company irrevocably agree to waive all rights to trial by jury in any such action or proceeding. The parties agree to the exclusive venue in the State of Nevada.

Confidentiality:	Each of the Company and the Investor agrees to keep the terms contained in this Term Sheet and any related negotiations and documentation confidential (the “Confidential Information”) and not disclose the terms of any Confidential Information to any person (the “Confidentiality Requirement”) other than its respective officers, directors, managers,, employees, financial advisors, consultants, limited partners of the funds managed by Investor, prospective and actual equity and debt financing sources, or their respective accountants and attorneys, without the written consent of the other party except as required by law or requested by a governmental authority or self-regulatory organization. The Confidentiality Requirement shall survive the termination of this Term Sheet and/or the abandonment of the Transaction.

Counterparts:	This Term Sheet may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

Expiration:	This Term Sheet shall expire 7 days following the date first listed above unless first executed and delivered by the parties.

(Signature page follows)

Preliminary Summary of Terms and Conditions	4

CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have executed this Preliminary Summary of Terms and Conditions as of the day of [   ], 2026.

INVESTOR:

ATW PARTNERS OPPORTUNITIES MANAGEMENT, LLC

By:
Name:
Title:

COMPANY:

NEW ERA ENERGY & DIGITAL, INC.

By:
Name:
Title:

Preliminary Summary of Terms and Conditions	5

Exhibit A-2

CONFIDENTIAL

Preliminary Summary of Terms and Conditions

January 12, 2026

ATW Partners Opportunities Management, LLC, on behalf of its affiliates or assigns (the, “Investor”) are pleased to present the following summary of the preliminary terms and conditions (the “Term Sheet”) for a proposed amendment of the terms of the Company’s Securities Purchase Agreement, dated as of December 6, 2024, by and among the Company and the Investor (the “WPA”) and certain warrants issued by the Company thereunder (the “Transaction”). This Term Sheet is for discussion purposes only and does not represent or constitute any commitment or agreement by Investor enter into any form of amendment or to arrange or provide any form of investment or financing to, or on behalf of, the Company or any affiliates thereof. Any offer, commitment, obligation of or agreement by Investor will only arise after completion of business, financial and legal due diligence by Investor, the negotiation and execution of the definitive documents for the Transaction satisfactory to Investor, and the receipt by Investor of internal committee approvals. This Term Sheet does not include all the terms, conditions, covenants, representations, warranties, default clauses, and other provisions that Investor requires in the definitive documents for a Transaction. Investor reserves the right to terminate discussions or negotiations at any time without cause.

Issuer:	New Era Energy & Digital, Inc. (NASDAQ: NUAI) (the “Company”).

Investor:	Certain funds managed by ATW Partners Opportunities Management, LLC, its affiliates or assigns (the “Investor”).

Description of Existing Warrants:	Subsequent Tranche Warrant: amount $20 million, expiration January 15, 2030 (“ST Warrant”)

First Tranche Warrant: amount $10 million, expiration September 15, 2026 (“FT Warrant”).

TCDC Transaction:	The Company entered into a binding term sheet, dated December 19, 2025 (the “Sharon Term Sheet”) to purchase from Sharon AI, Inc. (“Sharon AI”) its interest in Texas Critical Data Centers LLC (the “TCDC Transaction”) for $70 million of consideration (the “TCDC Consideration”) consisting of cash, common shares (“Consideration Shares”), and convertible notes (the “Consideration Notes”).

Sharon AI and ATM Facility:	In connection with the TCDC Consideration, Investor will: (i) waive any rights with respect to any Dilutive Issuance (as defined therein) triggered by the TCDC Consideration and any associated exercise price adjustments of the FT Warrant, except as described in Amendment (i) below, (ii) waive any rights with respect to Dilutive Issuance triggered by the TCDC Consideration and any associated exercise price adjustments of the ST Warrant, (iii) to the extent required, consent to the issuance of any securities by the Company to Sharon AI in connection with the TCDC Transaction, and (iii) consent to the Company’s contemplated “at the market” equity offering in an amount of up to $100 million in gross proceeds (subject to existing Dilutive Issuance provisions).

Preferred Facility:	As a result of the ATW Preferred facility Investor will waive any rights with respect to Dilutive Issuances of the ST Warrant and FT Warrant and any associated exercise price adjustments that may be triggered by the ATW Preferred Facility.

Amendments:

The Company and the Investor agree to amend (or exchange with respect to the warrants, as applicable) the terms of the SPA, FT Warrant and ST Warrant, as applicable, to (i) reduce the exercise price of the FT Warrant to $2.00 per share, (ii) add standard cashless exercise language to the FT Warrant and ST Warrant, (iii) remove the prohibition on the grant of registration rights accompanying securities issued consideration for acquisitions, including with respect to the TCDC Transaction, (iv) clarify that “Excluded Securities” include equity-linked consideration for acquisitions, except that future equity-linked consideration for other acquisitions will not be excepted from causing any dilutive issuance exercise price reset of the FT Warrant and ST Warrant, and (v) provide that specific negative covenants fall away (except as they may apply to any dilutive issuance exercise price reset) upon the exercise of all the FT Warrants and the ST Warrants representing 80% of the aggregate dollar exercise amount for such ST Warrants (such negative covenants to include: in the SPA, Clauses 4(j) “Additional Issuance of Securities” (other than the definitions included in such section), 4(m) “Other Warrants; Variable Securities”, and 4(q) “Restriction on Redemption and Cash Dividends.”

Preliminary Summary of Terms and Conditions	1

CONFIDENTIAL

Forced Exercise:	The Company shall have the right, subject to the Forced Exercise Notice Conditions, to deliver a forced exercise Notice (each, a “Forced Exercise”) to the holder(s) of the ST Warrant (for purposes of this section, the “Warrants”) stating a dollar amount to be exercised by the holder of the Warrants (the “Forced Exercise Amount”). The holder shall have 10 trading days from receiving such notice (the “Execution Period”) to exercise the applicable Forced Exercise Amount (which may be in increments). The date of delivery of such notice is the “Notice Date.”

“Forced Exercise Notice Conditions” means (i) during the thirty (30) trading day period ending on the trading day immediately preceding such date of determination (A) the daily VWAP of the common stock equals or exceeds 2.5x the exercise price in effect on such measurement day, and (B) the aggregate daily dollar trading volume (as reported on Bloomberg) of the common stock on the Nasdaq equals or exceeds $10 million; (ii) no Forced Exercise or voluntary exercise has occurred in the ten (10) trading day period immediately prior to the Notice Date; (iii) each Forced Exercise should not exceed the lower of (a) $5 million and (b) 10% of the median daily traded value of the common stock during the [ten (10)] trading day period immediately prior to the Notice Date; (iv) after giving effect to the Forced Exercise, the holder shall not be in violation of the beneficial ownership limitation in the applicable warrant and (v) during the Equity Conditions Measuring Period (as defined below), the Forced Exercise Equity Conditions have been satisfied.

“Equity Conditions” means, with respect to any given date of determination: (i) registration of the underlying shares; (ii) on each day during the period beginning thirty (30) calendar days prior to the Notice Date and ending on and including the Notice Date (the “Equity Conditions Measuring Period”), the common shares are listed on the Nasdaq nor shall delisting or suspension by Nasdaq have been threatened or reasonably likely to occur or pending as evidenced by (A) a writing by Nasdaq or (B) the Company falling below the minimum listing maintenance requirements; (iii) the Company shall have delivered all underlying shares (“Warrant Shares”) issuable upon prior exercise of the Warrants on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the applicable transaction documents with Investor (or its affiliates); (iv) the Warrant Shares may be issued in full without violating the rules or regulations of the Nasdaq; (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended fundamental transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) on each day during the Equity Conditions Measuring Period, the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable registration statement to not be effective or the prospectus contained therein to not be available for the resale by the Warrant holders; (vii) on each day during the Equity Conditions Measuring Period, the Warrant Holders shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, there shall not have occurred any, Volume Failure or Price Failure; (ix) the issuance of Warrant Shares shall not cause a violation of the beneficial ownership limitation; (xi) no bona fide dispute shall exist, by and between any of the Warrant holders, the Company, Nasdaq, and/or FINRA with respect to any term or provision of the ST Warrants, this Agreement, or any other Agreement between with Investor(s); or (xii) other equity conditions customary for a transaction of this type (to be provided in the definitive document(s).

Preliminary Summary of Terms and Conditions	2

CONFIDENTIAL

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any four (4) trading days during the ten (10) trading day period ending on the trading day immediately preceding such date of determination fails to exceed $1.00 (not adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Nasdaq on any four (4) trading days during the ten (10) trading day period ending on the trading day immediately preceding such date of determination, is less than $15,000,000.

Governing Law:	This Term Sheet shall be governed by, and construed in accordance with, the internal laws of the State of Nevada (without regard to conflicts of law principles). The parties hereby irrevocably consent to the exclusive jurisdiction of any Nevada state or United States federal court sitting in Carson County, Nevada over any action or proceeding arising out of or relating to this Term Sheet. Investor and Company irrevocably agree to waive all rights to trial by jury in any such action or proceeding. The parties agree to the exclusive venue in the State of Nevada.

Confidentiality:	Each of the Company and the Investor agrees to keep the terms contained in this Term Sheet and any related negotiations and documentation confidential (the “Confidential Information”) and not disclose the terms of any Confidential Information to any person (the “Confidentiality Requirement”) other than its respective officers, directors, managers, employees, financial advisors, consultants, limited partners of the funds managed by Investor, prospective and actual equity and debt financing sources, or their respective accountants and attorneys, without the written consent of the other party except as required by law or requested by a governmental authority or self-regulatory organization. The Confidentiality Requirement shall survive the Exclusivity Period, the termination of this Term Sheet and/or the abandonment of the Transaction.

Counterparts:	This Term Sheet may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

Expiration:	This Term Sheet shall expire 7 days following the date first listed above unless first executed and delivered by the parties.

(Signature page follows)

Preliminary Summary of Terms and Conditions	3

CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have executed this Preliminary Summary of Terms and Conditions as of the day of [   ], 2026.

INVESTOR:

ATW PARTNERS OPPORTUNITIES MANAGEMENT, LLC

By:
Name:
Title:

COMPANY:

NEW ERA ENERGY & DIGITAL, INC.

By:
Name:
Title:

Preliminary Summary of Terms and Conditions	4

Exhibit B

Cashless Waiver Notice

CASHLESS WAIVER NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EFFECT
THE WAIVER OF THE AGGREGATE EXERCISE PRICE OF A
WARRANT TO PURCHASE COMMON STOCK

New Era Energy & Digital, Inc.

The undersigned holder (the “Holder”) of the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company”) is delivering this notice in connection with (i) that certain Consent and Waiver, dated January __, 2026, by and between the Company and the investor party thereto (the “Waiver”) and (ii) that certain Exercise Notice attached hereto as Schedule I (the “Exercise Notice”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Company Waiver of Aggregate Exercise Price. In accordance with the Waiver and contingent on the concurrent Cashless Waiver (as defined below), the Company is hereby deemed to have irrevocably waived the payment of the Aggregate Exercise Price otherwise due to be paid in cash pursuant to the Warrant and the Exercise Notice with respect to _______________ Warrant Shares required to be delivered to the Holder in accordance with the Exercise Notice (the “Company Waiver”).

2. Holder Waiver of Certain Exercise Rights. The Holder hereby represents and warrants that (i) the Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on _________ and (ii) if applicable, the Bid Price as of such time of execution of the Exercise Notice was $________. In accordance with the Waiver and in connection with the Exercise Notice and contingent on the concurrent Company Waiver, the Holder hereby irrevocably waives its right to exercise ________ of the Warrant Shares (the “Cashless Waiver”).

Date: _____________ __, ____

_________________________
Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________